Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Third Quarter Results

Whippany, New Jersey, August 7, 2025 -- Suburban Propane Partners, L.P. (NYSE:SPH), today announced earnings for its third quarter ended June 28, 2025.

Consistent with the seasonal nature of its business, the Partnership typically experiences a net loss in the third quarter of its fiscal year. Net loss for the third quarter of fiscal 2025 was $14.8 million, or $0.23 per Common Unit, compared to a net loss of $17.2 million, or $0.27 per Common Unit, for the third quarter of fiscal 2024. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA, as defined and reconciled below) for the third quarter of fiscal 2025 of $27.0 million was flat to the prior year third quarter.

In announcing these results, President and Chief Executive Officer Michael A. Stivala said, “Following a strong fiscal second quarter performance, we were very pleased to deliver a solid counter-seasonal quarter despite unseasonably warm temperatures and volatility in the commodity price environment. Our operations personnel continue to do an outstanding job of safely meeting our customers’ needs, while effectively managing selling prices and expenses, and executing on our customer base growth and retention initiatives. During the quarter, we used excess cash flows, and proceeds from the issuance of Common Units under our At-the-Market (“ATM”) sales program, to fund our growth capital projects and reduce debt by $69 million.”

Mr. Stivala continued, “In our renewable natural gas (“RNG”) operations, average daily RNG injection for the third quarter was down slightly compared to the prior year third quarter, and revenues from RNG injection were negatively impacted by lower prices for environmental attributes under the Renewable Fuel Standard. We remain focused on implementing operational enhancements to increase RNG injection at our production facility in Stanfield, Arizona, and we continue to advance our capital projects to construct the anaerobic digester system in upstate New York and the gas upgrade equipment at our existing anaerobic digestion facility in Columbus, Ohio.”

Retail propane gallons sold in the third quarter of fiscal 2025 of 71.9 million gallons were in line with the prior year third quarter. Average temperatures (as measured by heating degree days) across all of the Partnership’s service territories during the third quarter of fiscal 2025 were 14% warmer than normal and 5% cooler than the prior year third quarter.

Average propane prices (basis Mont Belvieu, Texas) for the third quarter of fiscal 2025 increased 4.7% compared to the prior year third quarter. Total gross margin for the third quarter of fiscal 2025 was $160.6 million, unchanged from the prior year third quarter, as both propane volumes sold and unit margins remained steady. Gross margin for the third quarter of fiscal 2025 included a $2.9 million unrealized loss attributable to the mark-to-market adjustment for derivative instruments used in risk management activities, compared to a $3.2 million unrealized loss in the prior year third quarter. These non-cash adjustments, which were reported in cost of products sold, were excluded from Adjusted EBITDA for both periods.

Combined operating and general and administrative expenses of $136.3 million for the third quarter of fiscal 2025 increased $0.6 million, or 0.5%, compared to the prior year third quarter as higher payroll and benefit-related costs were largely offset by a gain from an insurance recovery. Operating expenses for the third quarters of fiscal 2025 and 2024 included pension settlement charges of $0.5 million in each period, which were excluded from Adjusted EBITDA for both periods.

During the third quarter of fiscal 2025, the Partnership utilized cash flows from operating activities and net proceeds of $8.1 million from the issuance of Common Units under its ATM program to repay $69.0 million in borrowings under its revolving credit facility. The Consolidated Leverage Ratio, as defined in the Partnership’s credit agreement, for the twelve-month period ended June 28, 2025 improved to 4.33x.

As previously announced on July 24, 2025, the Partnership’s Board of Supervisors declared a quarterly distribution of $0.325 per Common Unit for the three months ended June 28, 2025. On an annualized basis, this distribution rate equates to $1.30 per Common Unit. The distribution is payable on August 12, 2025 to Common Unitholders of record as of August 5, 2025.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban Propane has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, renewable natural gas (“RNG”), fuel oil and related products and services, as well as a marketer of natural gas and electricity and producer of and investor in low carbon fuel alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 700 locations across 42 states.

Suburban Propane is supported by three core pillars: (1) Suburban Commitment – showcasing Suburban Propane’s almost 100-year legacy, and ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares – highlighting continued dedication to giving back to local communities across Suburban Propane’s national footprint; and (3) Go Green with Suburban Propane – promoting the clean burning and versatile nature of propane and renewable propane as a bridge to a green energy future and investing in the next generation of innovative, renewable energy alternatives.

For additional information on Suburban Propane, please visit www.suburbanpropane.com.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management’s current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

•
The impact of weather conditions on the demand for propane, renewable propane, fuel oil and other refined fuels, natural gas, renewable natural gas (“RNG”) and electricity;
•
The impact of climate change and potential climate change legislation on the Partnership and demand for propane, fuel oil and other refined fuels, natural gas, RNG and electricity;
•
Volatility in the unit cost of propane, renewable propane, fuel oil and other refined fuels, natural gas, RNG and electricity, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes sold as a result of customer conservation;
•
The ability of the Partnership to compete with other suppliers of propane, renewable propane, fuel oil, RNG and other energy sources;
•
The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, including hostilities in the Middle East, Russian military action in Ukraine, global terrorism and other general economic conditions, including the economic instability resulting from natural disasters;
•
Economic volatility and downturns, including as a result of trade conflict and uncertainty and the impact of tariffs;
•
The ability of the Partnership to acquire and maintain sufficient volumes of, and the costs to the Partnership of acquiring, reliably transporting and storing, propane, renewable propane, fuel oil and other refined fuels;

•
The ability of the Partnership to attract and retain employees and key personnel to support the growth of our business;
•
The ability of the Partnership to retain customers or acquire new customers;
•
The impact of customer conservation, energy efficiency, general economic conditions and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas, RNG and electricity;
•
The ability of management to continue to control expenses and manage inflationary increases in fuel, labor and other operating costs;
•
Risks related to the Partnership’s renewable fuel projects and investments, including the willingness of customers to purchase fuels generated by the projects, the permitting, financing, construction, development and operation of supporting facilities, the Partnership’s ability to generate a sufficient return on its renewable fuel projects, the Partnership’s dependence on third-party partners to help manage and operate renewable fuel investment projects, and increased or changing regulation and dependence on government incentives for commercial viability of renewable fuel investment projects;
•
The generation and monetization of environmental attributes produced by the Partnership’s renewable fuel projects, changes to legislation and/or regulations concerning the generation and monetization of environmental attributes and pricing volatility in the open markets where environmental attributes are traded;
•
The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and climate change, permitting, human health and safety laws and regulations, derivative instruments, the sale or marketing of propane and renewable propane, fuel oil and other refined fuels, natural gas, RNG and electricity, including the impact of recently adopted and proposed changes to New York law and changed priorities of the U.S. presidential administration, and other regulatory developments that could impose costs and liabilities on the Partnership’s business;
•
The impact of changes in tax laws that could adversely affect the tax treatment of the Partnership for income tax purposes;
•
The impact of legal risks and proceedings on the Partnership’s business;
•
The impact of operating hazards that could adversely affect the Partnership’s reputation and its operating results to the extent not covered by insurance;
•
The Partnership’s ability to make strategic acquisitions, successfully integrate them and realize the expected benefits of those acquisitions;
•
The ability of the Partnership and any third-party service providers on which it may rely for support or services to continue to combat cybersecurity threats to their respective and shared networks and information technology;
•
Risks related to the Partnership’s plans to diversify its business;
•
Risks related to the Partnership’s current and future debt obligations that may limit its ability to make distributions to Unitholders, as well as its financial flexibility;
•
The impact of current conditions in the global capital, credit and environmental attribute markets, and general economic pressures; and
•
Other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed or incorporated by reference into the Partnership’s most recent Annual Report under “Risk Factors.”

Some of these risks and uncertainties are discussed in more detail in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 28, 2024 and other periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

Suburban Propane Partners, L.P. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended June 28, 2025 and June 29, 2024

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Revenues
Propane	$226,890	$220,045	$1,082,429	$970,967
Fuel oil and refined fuels	9,721	10,954	60,746	66,447
Natural gas and electricity	4,838	5,322	19,916	20,528
All other	18,701	18,289	58,051	60,589
	260,150	254,610	1,221,142	1,118,531

Costs and expenses
Cost of products sold	99,559	94,400	489,083	437,573
Operating	117,528	115,882	380,058	366,263
General and administrative	18,737	19,759	75,501	71,400
Depreciation and amortization	18,735	16,379	53,434	49,497
	254,559	246,420	998,076	924,733

Operating income	5,591	8,190	223,066	193,798

Loss on debt extinguishment	—	—	—	215
Interest expense, net	18,881	18,429	59,060	56,540
Other, net	1,303	6,709	21,499	17,756

(Loss) income before provision for income taxes	(14,593)	(16,948)	142,507	119,287
Provision for income taxes	242	243	801	524

Net (loss) income	$(14,835)	$(17,191)	$141,706	$118,763

Net (loss) income per Common Unit - basic	$(0.23)	$(0.27)	$2.18	$1.85
Weighted average number of Common Units outstanding - basic	65,381	64,394	64,936	64,297

Net (loss) income per Common Unit - diluted	$(0.23)	$(0.27)	$2.17	$1.83
Weighted average number of Common Units outstanding - diluted	65,381	64,394	65,330	64,747

Supplemental Information:
EBITDA (a)	$23,023	$17,860	$255,001	$225,324
Adjusted EBITDA (a)	$27,019	$27,035	$277,364	$249,289
Retail gallons sold:
Propane	71,913	71,737	339,679	318,525
Refined fuels	2,522	2,645	14,649	14,893
Capital expenditures:
Maintenance	$4,845	$5,344	$17,504	$16,012
Growth	$9,835	$9,333	$40,328	$24,361

(more)

(a) EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA excluding the unrealized net gain or loss on mark-to-market activity for derivative instruments and other items, as applicable, as provided in the table below. Our management uses EBITDA and Adjusted EBITDA as supplemental measures of operating performance and we are including them because we believe that they provide our investors and industry analysts with additional information that we determined is useful to evaluate our operating results.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States of America (“US GAAP”) and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with US GAAP. Because EBITDA and Adjusted EBITDA as determined by us excludes some, but not all, items that affect net income, they may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other companies.

The following table sets forth our calculations of EBITDA and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net (loss) income	$(14,835)	$(17,191)	$141,706	$118,763
Add:
Provision for income taxes	242	243	801	524
Interest expense, net	18,881	18,429	59,060	56,540
Depreciation and amortization	18,735	16,379	53,434	49,497
EBITDA	23,023	17,860	255,001	225,324
Unrealized non-cash losses (gains) on changes in fair value of derivatives	2,919	3,161	(1,459)	8,079
Pension settlement charge	450	550	450	550
Equity in losses and impairment charges for investments in unconsolidated affiliates	627	5,464	23,372	15,121
Loss on debt extinguishment	—	—	—	215
Adjusted EBITDA	$27,019	$27,035	$277,364	$249,289

We also reference gross margins, computed as revenues less cost of products sold as those amounts are reported on the consolidated financial statements. Our management uses gross margin as a supplemental measure of operating performance and we are including it as we believe that it provides our investors and industry analysts with additional information that we determined is useful to evaluate our operating results. As cost of products sold does not include depreciation and amortization expense, the gross margin we reference is considered a non-GAAP financial measure.

The unaudited financial information included in this document is intended only as a summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Partnership (including the Notes thereto, which set forth important information) contained in its Quarterly Report on Form 10-Q to be filed by the Partnership with the SEC. Such report, once filed, will be available on the public EDGAR electronic filing system maintained by the SEC.